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Exhibit 99.1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Community Trust Financial Services Corporation

We have audited the accompanying consolidated statements of earnings, comprehensive income, changes in stockholders' equity and cash flows of Community Trust Financial Services Corporation and subsidiaries for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Community Trust Financial Services Corporation and subsidiaries as of December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

        /s/ Porter Keadle Moore, LLP

Atlanta, Georgia
February 2, 2001

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  Exhibit 99.1
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS